Exhibit 99.1

FOR IMMEDIATE RELEASE
May 2, 2018

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9215

MTGE INVESTMENT CORP.
ANNOUNCES FIRST QUARTER 2018 FINANCIAL RESULTS

Bethesda, MD - May 2, 2018 - MTGE Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today announced financial results for the quarter ended March 31, 2018.
FIRST QUARTER 2018 FINANCIAL HIGHLIGHTS

•	$(0.49) net loss per common share

◦	Includes all unrealized gains and losses on investment securities and hedging instruments

•	$0.50 net spread and dollar roll income per common share, excluding estimated “catch-up” premium amortization, compared to $0.52 per common share for the previous quarter (1)

◦
Includes $0.16 per common share of estimated dollar roll income associated with the Company's $1.8 billion average net long position in forward purchases and sales of agency mortgage-backed securities (“MBS”) in the “to-be-announced” (“TBA”) market

◦	Excludes $0.03 per common share of estimated "catch-up" premium amortization benefit due to change in projected constant prepayment rate ("CPR") estimates.

•	$0.08 per common share of net healthcare investment income before $0.04 per common share of depreciation expense on real property

•	$0.50 dividend per common share

•	$19.76 net book value per common share as of March 31, 2018

◦	Decreased $(0.99) per common share, or (4.8)%, from $20.75 as of December 31, 2017

◦	$19.96 per common share, excluding the impact of accumulated depreciation expense of real property

•	(2.4)% economic loss on common equity for the quarter

◦	Comprised of $0.50 in dividends and a $(0.99) decrease in net book value per common share

◦	Excluding depreciation expense on real property, economic loss was (2.1)% for the quarter

ADDITIONAL FIRST QUARTER 2018 HIGHLIGHTS

•	$6.4 billion investment portfolio notional fair value as of March 31, 2018 (1)

◦	$3.7 billion agency securities

◦	$1.6 billion net long TBA notional fair value

◦	$0.8 billion non-agency securities

◦	$0.3 billion healthcare real estate investments

MTGE Investment Corp.
May 2, 2018

•	6.2x “at risk” leverage on agency and non-agency securities as of March 31, 2018, consistent with December 31, 2017

•	7.6% projected life CPR for agency securities as of March 31, 2018

◦	8.4% as of December 31, 2017

◦	8.9% agency securities actual CPR for the quarter

•	1.64% annualized net interest rate spread and dollar roll income for the quarter, excluding estimated “catch-up” premium amortization

◦	Excludes 10 bps of “catch-up” premium amortization benefit

◦	1.74% for the prior quarter, excluding 1 bp of “catch-up” premium amortization expense

NET BOOK VALUE

As of March 31, 2018, the Company's net book value per common share was $19.76, a decrease of $(0.99) per common share, or (4.8)% from its December 31, 2017 net book value per common share of $20.75. The decrease in the Company's net book value per common share was primarily due to fair value losses on agency securities and TBA investments, offset in part by net hedging gains and net spread income.

INVESTMENT PORTFOLIO

As of March 31, 2018, the Company's investment portfolio included $3.7 billion of agency MBS, $1.6 billion of net long TBA positions, $0.8 billion of non-agency securities and $0.3 billion of healthcare real estate investments.

As of March 31, 2018, the Company's fixed rate agency investments were comprised of $0.4 billion 15 year MBS, $0.1 billion 20 year MBS, $3.0 billion 30 year MBS, $0.2 billion net long 15 year TBA securities and $1.3 billion net long 30 year TBA securities. As of March 31, 2018, 15 year fixed rate investments represented 13% of the Company's agency investment portfolio, and 30 year fixed rate investments represented 83% of the Company's agency portfolio.

As of March 31, 2018, the Company's net long TBA portfolio had a notional fair value and cost basis of approximately $1.6 billion, with a net carrying value of $9.7 million reported in derivative assets/(liabilities) on the Company's consolidated balance sheet. The Company accounts for TBA securities as derivative instruments and recognizes dollar roll income and other realized and unrealized gains and losses on TBA securities in other gains (losses), net on the Company's consolidated statements of operations.

As of March 31, 2018, the Company's agency fixed rate assets, inclusive of the net long TBA position, had a weighted average coupon of 3.58%, up slightly from 3.56% at December 31, 2017, comprised of the following weighted average coupons:

•	3.18% for 15 year securities;

•	3.28% for 20 year securities; and

•	3.65% for 30 year securities.

As of March 31, 2018, the Company's $0.8 billion non-agency portfolio was comprised of 36% credit risk transfer, 33% Alt-A, 17% prime, 10% option ARM, 2% subprime and 2% commercial mortgage backed securities (“CMBS”).

MTGE Investment Corp.
May 2, 2018

CONSTANT PREPAYMENT RATES

The CPR for the Company's agency portfolio during the first quarter of 2018 was 8.9%, down from 9.5% in the fourth quarter. The weighted average projected CPR for the remaining life of the Company's agency securities held as of March 31, 2018 was 7.6%, down from 8.4% as of December 31, 2017, largely due to increased interest rates.

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs using the effective yield method. As such, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company's agency asset yields.

The weighted average cost basis of the Company's agency securities was 105.1% of par and the unamortized agency net premium was $181.9 million as of March 31, 2018. The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $4.5 million, which includes “catch-up” premium amortization benefit of $1.6 million due to changes in the Company's projected CPR estimates for securities acquired prior to the first quarter. This compares to net premium amortization cost for the prior quarter of $6.7 million including a “catch-up” premium amortization expense of $0.2 million.

NON-AGENCY ACCRETION INCOME
The weighted average cost basis of the Company's non-agency portfolio was 85.1% of par as of March 31, 2018. Accretion income on the non-agency portfolio for the quarter was $3.8 million. The total net discount remaining was $130.3 million as of March 31, 2018, with $83.7 million designated as credit reserves.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company recognized $0.50 per common share of net spread and dollar roll income excluding “catch-up” premium amortization (a non-GAAP financial measure) for the first quarter, compared to $0.52 for the prior quarter. Net spread and dollar roll income for the first quarter included $0.16 per common share of dollar roll income, compared to $0.19 in prior quarter. A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.
The Company's average annualized net interest rate spread on its balance sheet securities excluding estimated “catch-up” premium amortization due to changes in projected CPR for the first quarter was 1.62%, compared to 1.69% in the fourth quarter. Including TBAs, the Company's average annualized net interest rate spread was 1.64% for the first quarter, compared to 1.74% in the fourth quarter.
The Company's average agency and non-agency securities asset yield excluding TBAs was 3.58% for the first quarter, compared to 3.42% for the fourth quarter and 3.54% as of March 31, 2018, up 10 bps from 3.44% as of December 31, 2017.
The Company's average cost of funds was 1.82% for the first quarter, compared to 1.74% for the fourth quarter. The Company's average cost of funds includes the cost of effective interest rate swaps, including those used to hedge the Company's TBA assets.

MTGE Investment Corp.
May 2, 2018

LEVERAGE
The Company's “at risk” leverage ratio for agency and non-agency securities, including TBA securities, was 6.2x as of March 31, 2018 and during the first quarter.
The Company uses repurchase agreements to fund purchases of agency and non-agency securities. The $3.7 billion borrowed under repurchase agreements as of March 31, 2018 included $1.6 billion with remaining maturities of one month or less and all but $0.3 billion with remaining maturities of less than twelve months.
As of March 31, 2018, the Company's agency and non-agency repurchase agreements had an average of 92 days remaining to maturity, down from 101 days as of December 31, 2017.

HEDGING ACTIVITIES
As of March 31, 2018, 93% of the Company's funding and net TBA balance was hedged through a combination of interest rate swaps, interest rate swaptions and short positions in U.S. Treasury securities, up from 86% at December 31, 2017.
The Company's interest rate swap positions as of March 31, 2018 totaled $3.6 billion in notional amount, and had a weighted average fixed pay rate of 1.68%, a weighted average receive rate of 1.91% and a weighted average maturity of 4.0 years. The Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.
The Company utilizes interest rate swaptions to mitigate the Company's exposure to larger, more rapid increases in interest rates. As of March 31, 2018, the Company held payer swaption contracts with a total notional amount of $0.5 billion and a weighted average expiration of 1.7 years. These swaptions have an underlying weighted average interest rate swap term of 8.5 years and a weighted average pay rate of 2.81% as of March 31, 2018.
The Company held a $0.8 billion net short position in U.S. Treasury securities as of March 31, 2018.

HEALTHCARE REAL ESTATE INVESTMENTS

The Company's wholly owned subsidiary, Capital Healthcare Investments, LLC (“CHI”), held real estate related assets of $299 million, financed with $202 million of secured notes payable with a weighted average interest rate of 4.07% as of March 31, 2018.

During the first quarter, CHI acquired a senior living facility located in Kansas for total consideration of $22.0 million through an existing joint venture. This acquisition was funded by $16.1 million of floating rate debt and $5.9 million in cash. In addition, CHI recorded lease and rental revenues of $7.8 million and expenses of $5.8 million, including $2.0 million of depreciation expense on real estate assets during the quarter.

The Company's real estate assets are accounted for at historical cost, net of accumulated depreciation, as applicable.

MTGE Investment Corp.
May 2, 2018

OTHER GAINS (LOSSES), NET
The Company has elected to record all agency and non-agency securities at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).
During the first quarter, the Company recorded $(40.9) million in other gains (losses), net, or $(0.89) per common share. Other gains (losses), net, for the quarter included:

•	$(78.1) million of net realized and unrealized loss on agency securities;

•	$0.8 million of net realized and unrealized gain on non-agency securities;

•	$0.4 million of net realized gain on periodic settlements of interest rate swaps;

•	$2.7 million of net realized gain on other derivatives and securities; and

•	$33.5 million of net unrealized gain on other derivatives and securities.

FIRST QUARTER 2018 DIVIDEND DECLARATION
On March 15, 2018, the Board of Directors of the Company declared a first quarter dividend on its common stock of $0.50 per share, which was paid on April 9, 2018 to common stockholders of record as of March 29, 2018. Since its August 2011 initial public offering, the Company has declared and paid a total of $689.1 million in common stock dividends, or $16.00 per common share.

On March 15, 2018, the Board of Directors of the Company declared a first quarter dividend on its 8.125% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) of $0.5078125 per share. The dividend was paid on April 16, 2018 to preferred stockholders of record as of April 1, 2018. Since the May 2014 Series A Preferred Stock offering, the Company has declared and paid a total of $17.2 million in Series A Preferred Stock dividends, or $7.9162375 per share.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following tables include certain measures of operating performance, such as net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to “Use of Non-GAAP Financial Information” later in this release for further discussion of non-GAAP measures.

MTGE Investment Corp.
May 2, 2018

MTGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value	$3,660,403	$3,758,181	$3,686,634	$3,657,947	$2,997,725
Non-agency securities, at fair value	833,681	872,084	896,147	884,986	948,495
U.S. Treasury securities, at fair value	24,924	—	—	—	—
Land	17,201	16,641	16,641	16,641	7,374
Buildings, furniture, fixtures and equipment, net of accumulated depreciation	259,775	240,352	242,239	244,159	105,915
Cash and cash equivalents	123,396	123,762	129,927	155,541	130,084
Restricted cash	40,857	46,324	45,422	40,424	34,442
Interest receivable	14,919	14,608	13,632	12,667	10,593
Derivative assets, at fair value	29,726	14,712	12,858	15,518	15,995
Receivable for securities sold	—	—	—	105,656	5,748
Receivable under reverse repurchase agreements	836,901	843,130	761,779	857,368	1,335,057
Other assets	16,025	23,242	19,385	19,994	27,754
Total assets	$5,857,808	$5,953,036	$5,824,664	$6,010,901	$5,619,182
Liabilities:
Repurchase agreements	$3,743,436	$3,863,719	$3,807,880	$3,805,778	$3,185,134
Notes payable, net of deferred financing costs	201,986	186,500	186,504	186,924	86,208
Payable for securities purchased	58,182	4,357	22,049	149,141	21,837
Derivative liabilities, at fair value	—	4,454	9,401	10,554	6,678
Dividend payable	24,016	24,016	21,726	21,726	21,726
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	824,688	830,776	751,234	839,419	1,321,843
Accounts payable and other accrued liabilities	44,904	33,592	26,356	26,030	25,613
Total liabilities	4,897,212	4,947,414	4,825,150	5,039,572	4,669,039
Stockholders' equity:
Redeemable preferred stock - aggregate liquidation preference of $55,000	53,039	53,039	53,039	53,039	53,039
Common stock, $0.01 par value; 300,000 shares authorized, 45,798 issued and outstanding, respectively	458	458	458	458	458
Additional paid-in capital	1,122,797	1,122,729	1,122,661	1,122,593	1,122,527
Retained deficit	(216,497)	(171,119)	(177,170)	(205,294)	(226,187)
Total MTGE Investment Corp. stockholders' equity	959,797	1,005,107	998,988	970,796	949,837
Noncontrolling interests	799	515	526	533	306
Total stockholders' equity	960,596	1,005,622	999,514	971,329	950,143
Total liabilities and stockholders' equity	$5,857,808	$5,953,036	$5,824,664	$6,010,901	$5,619,182

Net book value per common share	$19.76	$20.75	$20.61	$20.00	$19.54

MTGE Investment Corp.
May 2, 2018

MTGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Interest income:
Agency securities	$27,511	$25,165	$23,147	$22,010	$17,901
Non-agency securities	11,994	12,705	12,521	13,478	15,696
Other	125	297	323	245	160
Interest expense	(17,053)	(15,570)	(14,447)	(12,344)	(10,165)
Net interest income	22,577	22,597	21,544	23,389	23,592
Healthcare:
Healthcare real estate income	7,760	7,691	7,671	5,754	3,315
Healthcare real estate expense	(5,795)	(5,841)	(5,702)	(4,373)	(2,653)
Net healthcare investment income	1,965	1,850	1,969	1,381	662
Other gains (losses), net:
Realized gain (loss) on agency securities, net	(1,940)	(317)	775	(489)	(212)
Realized gain on non-agency securities, net	4,154	5,225	395	14,481	12,714
Realized gain (loss) on periodic settlements of interest rate swaps, net	358	(1,015)	(1,361)	(2,281)	(2,660)
Realized gain on other derivatives and securities, net	2,736	7,347	18,222	4,745	2,167
Unrealized gain (loss) on agency securities, net	(76,170)	(19,313)	8,780	9,146	(115)
Unrealized gain (loss) on non-agency securities, net	(3,337)	4,110	9,007	11,219	13,014
Unrealized gain (loss) on other derivatives and securities, net	33,457	14,026	(2,895)	(11,718)	(2,839)
Servicing income	50	152	4	75	2,558
Servicing expense	(250)	(61)	(1,165)	(1,915)	(4,985)
Total other gains (losses), net	(40,942)	10,154	31,762	23,263	19,642
Expenses:
Management fees	3,389	3,290	3,543	3,488	3,376
General and administrative expenses	1,578	1,798	1,882	1,933	1,719
Total expenses	4,967	5,088	5,425	5,421	5,095
Income (loss) before tax	(21,367)	29,513	49,850	42,612	38,801
Benefit from income taxes	—	550	—	—	—
Net income (loss)	(21,367)	30,063	49,850	42,612	38,801
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(1,117)
Net (income) loss attributable to noncontrolling interests	5	4	—	7	(2)
Net income (loss) available to common stockholders	$(22,479)	$28,950	$48,733	$41,502	$37,682
Net income (loss) per common share - basic and diluted	$(0.49)	$0.63	$1.06	$0.91	$0.82
Weighted average common shares - basic	45,810	45,809	45,809	45,803	45,798
Weighted average common shares - diluted	45,822	45,818	45,814	45,804	45,806

Dividends declared per common share	$0.50	$0.50	$0.45	$0.45	$0.45

MTGE Investment Corp.
May 2, 2018

MTGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Interest income:
Agency securities	$27,511	$25,165	$23,147	$22,010	$17,901
Non-agency securities and other	12,119	13,002	12,844	13,723	15,856
Interest expense	(17,053)	(15,570)	(14,447)	(12,344)	(10,165)
Net interest income	22,577	22,597	21,544	23,389	23,592
Realized gain (loss) on periodic settlements of interest rate swaps, net	358	(1,015)	(1,361)	(2,281)	(2,660)
Dollar roll income	7,465	8,524	8,818	9,567	7,271
Adjusted net interest and dollar roll income	30,400	30,106	29,001	30,675	28,203
Operating expenses (2)	(4,967)	(5,088)	(5,425)	(5,421)	(5,095)
Net spread and dollar roll income	25,433	25,018	23,576	25,254	23,108
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(1,117)
Net spread and dollar roll income available to common stockholders	24,316	23,901	22,459	24,137	21,991
Estimated “catch-up” premium amortization cost	(1,563)	154	669	736	645
Net spread and dollar roll income, excluding “catch-up” premium amortization, available to common stockholders	$22,753	$24,055	$23,128	$24,873	$22,636

Weighted average common shares - basic	45,810	45,809	45,809	45,803	45,798
Weighted average common shares - diluted	45,822	45,818	45,814	45,804	45,806

Net spread and dollar roll income per common share- basic and diluted	$0.53	$0.52	$0.49	$0.53	$0.48
Net spread and dollar roll income, excluding “catch up” amortization per common share- basic and diluted	$0.50	$0.52	$0.50	$0.54	$0.49

MTGE Investment Corp.
May 2, 2018

MTGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net income (loss)	$(21,367)	$30,063	$49,850	$42,612	$38,801
Estimated book to tax differences:
Unrealized (gains) and losses, net
Agency securities	76,170	19,313	(8,780)	(9,146)	115
Non-agency securities	3,337	(4,110)	(9,007)	(11,219)	(13,014)
Derivatives and other securities	(33,457)	(14,026)	2,895	11,718	2,839
Amortization / accretion	(1,094)	2,481	1,055	62	(1,174)
Capital losses (gains), net (3)	40,859	311	(18,144)	(40,978)	13,716
Other realized losses (gains), net	(54,952)	(20,322)	(9,278)	12,536	(37,324)
Taxable REIT subsidiary loss and other	200	75	1,161	1,840	2,427
Total book to tax difference	31,063	(16,278)	(40,098)	(35,187)	(32,415)
Estimated taxable income	9,696	13,785	9,752	7,425	6,386
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(1,117)
Estimated taxable income available to common stockholders	$8,579	$12,668	$8,635	$6,308	$5,269

Weighted average common shares - basic	45,810	45,809	45,809	45,803	45,798
Weighted average common shares - diluted	45,822	45,818	45,814	45,804	45,806

Estimated taxable income per common share - basic and diluted	$0.19	$0.28	$0.19	$0.14	$0.12
Ending cumulative overdistribution of estimated taxable income per common share	$(1.93)	$(1.61)	$(1.39)	$(1.13)	$(0.82)

Beginning cumulative non-deductible capital losses	$73,252	$72,941	$91,085	$132,063	$118,347
Current period net capital loss (gain)	40,859	311	(18,144)	(40,978)	13,716
Ending cumulative non-deductible capital losses	$114,111	$73,252	$72,941	$91,085	$132,063
Ending cumulative non-deductible capital losses per common share	$2.49	$1.60	$1.59	$1.99	$2.88

MTGE Investment Corp.
May 2, 2018

MTGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS (1)(4)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Ending agency securities, at fair value	$3,660,403	$3,758,181	$3,686,634	$3,657,947	$2,997,725
Ending agency securities, at cost	$3,771,472	$3,793,080	$3,702,219	$3,682,313	$3,031,237
Ending agency securities, at par	$3,589,608	$3,602,606	$3,514,499	$3,508,139	$2,881,851
Average agency securities, at cost	$3,672,651	$3,652,761	$3,465,320	$3,310,019	$2,762,718
Average agency securities, at par	$3,491,456	$3,468,595	$3,295,584	$3,151,220	$2,629,607

Ending non-agency securities, at fair value	$833,681	$872,084	$896,147	$884,986	$948,495
Ending non-agency securities, at cost	$744,562	$779,629	$807,801	$805,648	$880,376
Ending non-agency securities, at par	$874,844	$911,707	$948,940	$951,656	$1,039,185
Average non-agency securities, at cost	$738,842	$780,672	$799,643	$849,488	$1,009,041
Average non-agency securities, at par	$870,646	$916,953	$943,687	$989,287	$1,187,097

Net TBA portfolio - as of period end, at fair value	$1,582,747	$1,733,152	$1,913,796	$1,646,019	$2,081,093
Net TBA portfolio - as of period end, at cost	$1,573,036	$1,731,401	$1,918,227	$1,647,075	$2,070,072
Average net TBA portfolio, at cost	$1,791,969	$1,900,058	$1,899,205	$1,743,154	$1,366,814

Average total assets, at fair value	$5,773,121	$5,795,873	$5,531,198	$5,549,988	$5,044,712
Average agency and non-agency repurchase agreements and advances	$3,717,094	$3,784,846	$3,650,206	$3,538,006	$3,117,397
Average stockholders' equity (5)	$985,289	$1,004,695	$990,338	$969,718	$946,266

MTGE Investment Corp.
May 2, 2018

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Average coupon as of period end	3.70%	3.67%	3.63%	3.57%	3.54%
Average asset yield as of period end	3.54%	3.44%	3.47%	3.45%	3.60%
Average repurchase agreement	1.96%	1.71%	1.58%	1.47%	1.31%
Effective swap net pay rate as of period end	(0.27)%	0.20%	0.15%	0.12%	0.28%

Average actual CPR for agency securities held during the period	8.9%	9.5%	10.5%	9.2%	9.2%
Average projected life CPR for agency securities as of period end	7.6%	8.4%	8.5%	8.8%	8.5%

Leverage - average during the period (6)	4.2x	4.2x	4.1x	4.0x	3.5x
Leverage - average during the period, including net TBA position	6.2x	6.2x	6.2x	6.0x	5.1x
Leverage - as of period end (7)	4.4x	4.2x	4.2x	4.4x	3.6x
Leverage - as of period end, including net TBA position	6.2x	6.2x	6.3x	6.3x	5.9x

Expenses % of average total assets - annualized	0.3%	0.3%	0.4%	0.4%	0.4%
Expenses % of average stockholders' equity - annualized	2.0%	2.0%	2.2%	2.2%	2.2%
Net book value per common share as of period end	$19.76	$20.75	$20.61	$20.00	$19.54
Dividends declared per common share	$0.50	$0.50	$0.45	$0.45	$0.45
Economic return (loss) on common equity - annualized	(9.4)%	12.3%	21.2%	18.4%	17.2%

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(1)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Financial Information” for additional discussion of non-GAAP financial measures.

(2)	Excludes expenses related to the Company's investments in RCS and healthcare real estate.

(3)	The Company's estimated taxable income excludes any net capital gains, which will be subtracted from the Company's net capital loss carryforwards from prior periods.

(4)	Average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.

(5)	Excluding the Company's investment in healthcare real estate, the average stockholder's equity for the first quarter was $890 million.

(6)
Leverage during the period was calculated by dividing the Company's daily weighted average agency and non-agency financing for the period by the Company's average month-ended stockholders' equity for the period less investments in RCS and healthcare real estate. Leverage excludes U.S. Treasury repurchase agreements.

(7)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's agency and non-agency financing and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end less investments in RCS and healthcare real estate. Leverage excludes U.S. Treasury repurchase agreements.

STOCKHOLDER CALL

The MTGE Q1 2018 stockholder call and live audio webcast, previously scheduled for May 3, 2018 at 8:30 am ET., has been canceled.

ABOUT MTGE INVESTMENT CORP.

MTGE Investment Corp. is a real estate investment trust that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other real estate-related investments.

MTGE Investment Corp.
May 2, 2018

The Company is externally managed and advised by MTGE Management, LLC, an affiliate of AGNC Investment Corp. For further information, please contact Investor Relations at (301) 968-9220 or refer to www.MTGE.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance or results. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, the receipt of regulatory approval or other closing conditions for a transaction, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain important factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, the Company presents certain non-GAAP financial information, including the total notional fair value of its investment portfolio, “net spread and dollar roll income,” “net spread and dollar roll income, excluding ‘catch-up’ premium amortization,” “estimated taxable income” and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as “cost of funds” and “net interest rate spread.”

“Net spread and dollar roll income” is measured as (i) net interest income (GAAP measure) adjusted to include other interest rate swap periodic costs and TBA dollar roll income, less (ii) total operating expenses (GAAP measure). “Net spread and dollar roll income, excluding “catch-up” premium amortization,” further excludes retrospective “catch-up” adjustments to premium amortization cost or benefit due to changes in projected CPR estimates.

By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes it is important for users of its financial information to consider information related to its current financial performance without the effects of certain measures that are not necessarily indicative of its current or expected investment portfolio performance and operations.

While TBAs are economically equivalent to holding and financing generic agency MBS using short-term repurchase agreements, they are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statements of operations. As such, the Company includes TBAs in the total notional fair value of its investment portfolio and TBA dollar roll income in “net spread and dollar roll income.” Similarly, the Company believes that the inclusion of periodic settlements on interest rate swaps, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are

MTGE Investment Corp.
May 2, 2018

the primary instrument used to economically hedge against fluctuations in the Company’s borrowing costs. As such, the inclusion of periodic interest rate swap settlement costs is more indicative of the Company’s total cost of funds than interest expense alone. In the case of “net spread and dollar roll income, excluding ‘catch-up’ premium amortization,” the Company believes the exclusion of “catch-up” adjustments to premium amortization cost or benefit is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such cost or benefit is more indicative of the current and expected earnings potential of the Company’s investment portfolio. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.

However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.

A reconciliation of GAAP net interest income to non-GAAP net spread and dollar roll income, excluding “catch-up” premium amortization and a reconciliation of GAAP net income to non-GAAP estimated taxable income is included in this release.